	3201 Temple Avenue
	Pomona, California 91768

	_______________

	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
	TO BE HELD NOVEMBER 17, 1998

	_______________


To the shareholders of
Auto-Graphics, Inc.

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), will be held at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California on Tuesday, November 17, 1998, at 2:00 PM PST, for the following purposes:

1. To elect three directors to serve during the ensuing year and until their respective successors shall have been duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

	In accordance with the Company's Bylaws, September 19, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

	All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who do not expect to be able to attend the meeting are urged to complete, sign and date the enclosed Proxy and mail it in the envelope provided. If a shareholder receives more than one Proxy because such person owns shares registered in different names or addresses, each Proxy should be completed and returned. Your Proxy will not be used if you are present at the meeting and desire to personally vote your shares.

        By Order of the Board of Directors

        ss/Daniel E. Luebben
        Daniel E. Luebben
        Secretary

        Pomona, California
        October 23, 1998



	3201 Temple Avenue
	Pomona, California 91768

	_______________

	PROXY STATEMENT
	_______________


	INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the Annual Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), to be held at 2:00 PM PST on Tuesday, November 17, 1998 at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California, and at any adjournments thereof (the "Annual Meeting"). The accompanying Proxy is solicited on behalf of the Board of Directors of the Company for use at such Annual Meeting. The Proxy should be completed, signed, dated and returned in the enclosed envelope as soon as possible.
All properly executed proxies will be voted at the meeting in accordance with the shareholder's instructions as set forth on the enclosed Proxy. Your executed Proxy will not affect your right to vote in person should you find it convenient to attend the meeting and desire to vote in person. Any shareholder executing and returning a Proxy as provided for herein may revoke such Proxy by providing written notice of such revocation to the Secretary of the Company at any time prior to the commencement of the Annual Meeting.

The Proxy Statement and the accompanying Proxy together with the Company's Annual Report for the fiscal year ended December 31, 1997 were mailed to all shareholders on or about September 30, 1998.

The Company intends to solicit proxies principally by use of the mails. The Company will also request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Notice, Proxy Statement, Proxy and Annual Report to persons for whom they hold shares of the Company and request authority for the execution of proxies. The cost of soliciting proxies will be borne by the Company, including the reimbursement of any expenses incurred by banks, brokerage houses, custodians, nominees and fiduciaries in connection with such solicitation.


	VOTING AT THE MEETING

The presence in person or by Proxy of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Board of Directors has fixed September 19, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. All voting rights are vested exclusively in the holders of the Company's Common Stock, $.10 par value. As of the close of business on the record date, there were 1,064,478 shares of the Company's Common Stock outstanding.

Each share of Common Stock is entitled to one vote on any matter which may come before the Annual Meeting, including the election of directors; however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Annual Meeting of such person's desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination prior to the commencement of voting for the election of directors. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. The enclosed form of Proxy being solicited on behalf of the Board of Directors of the Company vests in the proxies cumulative voting rights.


	NOMINATION AND ELECTION OF DIRECTORS

Election of Directors

The Company's Articles of Incorporation and Bylaws, as amended, provide that the authorized number of directors shall not be less than three members nor more than five members as determined by the Board of Directors from time to time. The number of persons constituting and comprising the Company's Board of Directors is currently three. Accordingly, the Board of Directors is recommending only three nominees for election to the Company's Board for the ensuing year. Each of the three nominees named below will be elected to serve until the next annual meeting and/or until their respective successors shall have been duly elected and qualified. The persons named in the accompanying Proxy will vote shares covered by proxies received by them in favor of election of the three nominees proposed by the Board of Directors. Should any of the three proposed nominees subsequently become unavailable for election, then the Board of Directors may propose the election of a substitute nominee; and the persons named in the Proxy will vote shares covered by proxies received by them in favor of any such substitute nominee(s). In the event that any person(s) other than nominees proposed by the Board of Directors is nominated for election as a director, the persons named in the Proxy may vote cumulatively for less than all of the nominees but, in no event, will such persons vote any of the proxies received by them for the election of any person to fill a Board position for which the Board of Directors has not nominated a person for election to such Board position. The individuals named in the Proxy, however, reserve their rights to vote their individual shares for the election of any person(s) to fill a Board position for which the Board of Directors did not designate a nominee in the event that any such additional new nominee is proposed for election at the Annual Meeting.

Nominees for Election as Directors

Set forth below is certain information pertaining to the persons who are proposed as nominees for election to the Company's Board of Directors.

                                                        Shares of the
                                                        Company's
                                                        Common
   Name and Principal                   Year First      Stock Owned     Percent
Occupation or Employment		  Became	Beneficially as	  of
Relationship of Nominees	Age	a Director	of Record Date	 Class

Robert S. Cope                  63        1960          721,675          68%
CEO, President
and Treasurer
Auto-Graphics, Inc.

Douglas K. Bisch                76        1970           98,256           9%
Retired Officer of
and Consultant to
Auto-Graphics, Inc.

Robert H. Bretz                 55        1988            2,000          --
520 Washington Boulevard
Suite 428
Marina del Rey, CA 90292
Attorney

	Robert S. Cope has been employed by the Company in the capacities indicated above for more than the past five years.

	On December 31, 1994, Douglas K. Bisch resigned and retired from day to day operations as an officer of the Company. Mr. Bisch continues to serve as a Director of and a consultant to the Company. As indicated herein under "Certain Relationships and Related Transactions", the Company has entered into an agreement to purchase substantially all of the Company's stock owned by Mr. Bisch.

	Robert H. Bretz is an attorney who has acted as the Company's outside legal counsel for more than the past five years and who also serves as the Assistant Secretary of the Company.

	Robert S. Cope, who is the President and Chief Executive Officer of the Company and Chairman of the Company's Board of Directors, is the beneficial owner of 721,675 shares or 68% of the Company's total outstanding shares of Common Stock. As a result of his positions with and ownership of shares in the Company, Robert S. Cope may be deemed to be in a control relationship with the Company. Mr. Cope's beneficial ownership includes 523,391 (49%) shares of Common Stock owned by him personally and 198,284 shares (19%) owned by members of his family, including Paul R. Cope who is employed by the Company and owns 125,534 shares (12%). No other single family member owns more than 5% of the Company's Common Stock. Robert S. Cope has sole investment and voting power over the shares of Common Stock owned by him personally, and is presumed to share investment and voting power over the shares owned by members of his family.


Other Business

So far as the Company is aware, there are no other matters to be brought before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the accompanying Proxy will vote all proxies in accordance with their best judgment in such matters.


	INFORMATION CONCERNING THE BOARD OF DIRECTORS

During 1997 the Company's Board of Directors held two formal meetings, and also authorized and approved certain actions by unanimous written consent as authorized by the California Corporations Code and the Company's Bylaws.

The Company's Board of Directors does not maintain standing audit, nominating or compensation committees. These matters are considered and acted upon by the entire Board of Directors.

Directors receive no fees for serving on the Board of Directors or attending meetings, with the exception of Robert H. Bretz, who receives customary fees and expenses for services provided to the Company.

ITEM 11.  EXECUTIVE COMPENSATION

The following table summarizes the aggregate annual cash compensation and long-term incentive compensation of the Company's Chief Executive Officer and each of the named executive officers whose total cash compensation for the fiscal year ended December 31, 1997 for services rendered in all capacities exceeded $100,000 and cash compensation received by each named executive officer for the Company's two previous fiscal years:

	Summary Compensation Table
                                                                  Long-Term
                                        Annual Compensation       Compensation
Name              Principal Position      Year       Salary($)    Number of
                                                                  Securities
                                                                  Underlying
                                                                  Options

Robert S. Cope    CEO, President          1997     $165,000       None
                  and Treasurer           1996      140,000
                                          1995      130,000

William J. Kliss  Chief Operating Officer 1997     $150,000       20,000
                                          1996      138,000
                                          1995      133,000

Daniel E. Luebben Chief Financial Officer 1997    $109,000        10,000
                   and Secretary          1996      99,000
                                          1995      98,000

There have been no restricted stock awards and there are no restricted stock holdings as of the fiscal year ended December 31, 1997.


1997 Non-Qualified Stock Option Plan

The Company adopted and implemented a 1997 Non-Qualified Stock Option Plan effective December 31, 1997. The Plan is a non-qualified Plan covering only senior executives and related persons. The Plan consists of 100,000 shares of the Company's authorized but unissued Common Stock. At the inception of the Plan, the Company granted options to four persons whereby they may purchase up to a total of 47,500 shares over the next five years at a price per share of $1.65. The recipient's right to exercise such options and acquire the stock is conditioned upon further employment with the Company and on the market trading price of the Company's stock rising to a minimum of $6.50 per share. Shares actually sold and issued pursuant to the Plan will be restricted stock requiring that such stock be held by the recipients for a minimum period of one year following purchase before they are eligible to sell such stock in the public market. Following such initial option grant, 52,500 shares remain eligible for future grants under the Plan. Under certain circumstances, in the event of a change in control as defined in the Plan, recipients of options under the Plan are entitled to require the Company to liquidate their outstanding options at a price deemed equivalent to the then current fair market value of the underlying shares. The Plan was filed as an exhibit (10.25) to the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

The following table summarizes information concerning stock option grants to named executive officers during the fiscal year ended December 31, 1997. All options were granted under the 1997 Non-Qualified Stock Option Plan and have five year terms. Under SEC Regulation S-K, the Company is required to disclose the hypothetical gains which the named executive officers would realize at the end of the option term. The gain assumes a compound annual stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. These rates of stock price appreciation are not necessarily the Company's estimate nor do they represent any projection of the future price of the Company's stock.

Option Grants in Last Fiscal Year

                    Individual Grants                                           Potential Realizable
                Number of      Pct. of Total                                    Value at Assumed
                Securities        Options                                       Annual Rates of Stock
                Underlying       Granted to       Exercise                      Price Appreciation              Grant Date
                Options         Employees in      Price           Expiration    For Option Term                 Present
Name            Granted          Fiscal Year      ($/Share)       Date          5%($)           10%($)          Value($)
Robert S. Cope    None          --                 N/A             N/A          0               0                N/A

William J. Kliss  20,000        42.1%             $1.65            12/31/02     0               0                $0.56

Daniel E. Luebben 10,000        21.1%             $1.65            12/31/02     0               0                $0.56

The Percent of Total Options Granted to Employees in Fiscal Year does not total 100% due to options granted to individuals other than named executive officers. The grant date market value of the Common Stock underlying all of the above options was approximately $3.00 as of December 31, 1997. The Potential Realizable Value at Assumed Annual Rates of Stock Price
Appreciation for the Option Term of 5% and 10% is zero because the fair market value of the underlying stock must rise above $6.50 per share before the corresponding options may be exercised. Under the terms of the Plan, the underlying stock price must therefore rise a minimum of 31.5% per annum over the five year term for the option to be exercisable by the recipients.
At 5% and 10% assumed annual rates of stock price appreciation for the option term, the equivalent fair market value of the underlying stock would be $3.83 and $4.83, respectively, at the end of the five year term. The Grant Date Present Value was established using the Black-Scholes option pricing model based on a current market price of $3.00 per share on the grant date and applying a discount of 45% due to the restricted nature of the stock yielding an exercise price of $1.65, a five year expected term, an estimated volatility factor of 25%, no dividends and a risk-free interest rate of 5.7%.


The following table summarizes information concerning the value received on options exercised during the fiscal year ended December 31, 1997 and the value as of December 31, 1997:


                Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                Number of
                                                Securities      Value of
                                                Underlying      Unexercised
                                                Unexercised     In-the-Money
                Number of                       Options         Options
                Securities                      at Fiscal       at Fiscal
                Underlying                      Year-End        Year-End
                Options         Value($)        Exercisable/    Exercisable/
Name            Exercised       Realized        Unexercisable   Unexercisable

Robert S. Cope    None            None          None/None       None/None

William J. Kliss  None            None          0/20,000        None/None

Daniel E. Luebben None            None          0/10,000        None/None

All stock options granted under the 1997 Non-Qualified Stock Option Plan are currently not exercisable as of December 31, 1997, because the fair market value of the underlying Common Stock must rise from a current market price of approximately $3.00 per share as of December 31, 1997 to a minimum of $6.50 per share for the stock option to be exercisable by the recipients.

The following table summarizes information on the stock price-based option plan awards made during the fiscal year ended December 31, 1997:

	Long-Term Incentive Plans
	Awards in Last Fiscal Year

                                        Performance
                                        or Other
                                        Period Until
                        Number of       Maturation
Name                    Shares          or Payout

Robert S. Cope          None            None

William J. Kliss        20,000          5 Years

Daniel E. Luebben       10,000          5 Years


ITEM 12.   SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below reflects information pertaining to certain beneficial owners of the Company's Common Stock known to own more than 5% of the Company's securities and all officers and directors of the Company as a group as of September 19, 1998:

                                Shares of the
                                  Company's
                                   Common
                                 Stock Owned            Percent
                                Beneficially as           of
Name of Beneficial Owner         of Record Date         Class

Robert S. Cope                      721,675               68%
CEO, President
and Treasurer
Auto-Graphics, Inc.

Douglas K. Bisch                     98,256                9%
Retired Officer of
and Consultant to
Auto-Graphics, Inc.

Robert L. Lovett, Trustee            62,500                6%
Robert L. Lovett Trust

All Officers and Directors          824,431               77%
as a group (5 persons).


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file forms with the SEC to report their ownership of the Company's shares and any changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. Based on information provided to the Company by such persons, the Company is not aware of any delinquencies in the filing of such reports.

ITEM 13.  CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

The Company occupies approximately 29,000 sq. ft. of office and production space in an office building owned by a partnership comprised of Robert S. Cope and Douglas K. Bisch. The facility is currently leased to the Company through June 2001 under the second of two five-year renewal options. The original five-year lease, which was entered into in June of 1986, was approved and authorized by the independent members of the Company's Board of Directors. Rental payments paid in 1997 by the Company under the lease totaled approximately $448,000.

Robert H. Bretz is a director of the Company and also serves as the Company's outside legal counsel. In 1997, Mr. Bretz firm's billings to the Company for legal services and expenses totaled approximately $242,000.

The Company previously entered into an agreement to purchase substantially all of the shares of the Company's Common Stock owned by Douglas K. Bisch. Mr. Bisch retired from day to day operations as an officer of the Company on December 31, 1994. Mr. Bisch had previously served as the Company's Executive Vice President for Sales and Marketing and Secretary for the last 25 years. In accordance with the agreement, the Company will purchase and retire a total of 156,000 shares of the Company's Common Stock over a seven year period ending 2001. The total transaction cost will be $825,000 including stock, non-competition and consulting fees. In January of 1995, 1996, and 1997, the Company purchased and retired 15,600 shares each year and in January 1998, the Company purchased and retired 26,000 shares of the Company's Common Stock in accordance with the agreement. In addition, the Company has also received an option to purchase Mr. Bisch's one-third interest in the partnership which owns the building and land which the Company leases as its corporate office facility in Pomona, California for a purchase price based on a formula requiring a minimum payment of $100,000 and a maximum payment of $150,000. The agreement was unanimously approved by the Company's Board of Directors with Mr. Bisch abstaining. A copy of the agreement, the terms of which are summarized herein, was filed as an exhibit (10.9) to the Company's Annual Report to the SEC on Form 10-K as of December 31, 1994.


	AUDITORS

The Board of Directors selected Ernst & Young LLP to audit and report on the Company's financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ending December 31, 1997. Following the issuance of such financial statements and Ernst & Young's report (an unqualified opinion) thereon, Ernst & Young notified the Company that it was resigning so as not to stand for re-election as the Company's independent accountant effective August 6, 1998. Ernst & Young's decision was not the result of any disagreement with the Company over any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure which (if not resolved to the satisfaction of Ernst & Young) would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report. The Company is currently interviewing to retain a successor independent accountant to audit and report on the Company's financial statements for the year ending December 31, 1998.


	ADDITIONAL INFORMATION

Upon request of any shareholder, the Company will furnish without charge a copy of the Company's latest Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, which contains certain additional information about the Company which is not included in either this Proxy Statement or the Company's accompanying Annual Report to Shareholders. All such requests should be directed to the Chief Financial Officer at the above corporate headquarters' address.


	SHAREHOLDER PROPOSALS

Any shareholder of the Company desiring to have a proposal considered for inclusion in the Company's 1999 proxy solicitation material must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of the Company on or before January 1, 1999. The Board of Directors of the Company will review any such proposals from shareholders received by that date and will determine whether any such proposals are to be included in the Company's 1999 proxy solicitation materials.


                                       ss/Daniel E. Luebben
                                       Daniel E. Luebben
                                       Secretary

October 23, 1998



	PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW
	THANK YOU



PROXY
AUTO-GRAPHICS, INC.
ANNUAL MEETING OF SHAREHOLDERS November 17, 1998

The undersigned shareholder of Auto-Graphics, Inc. (the
"Company") acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated October 28, 1998 together with the Company's 1997 Annual Report to Shareholders and the undersigned revokes all prior proxies and appoints Robert S. Cope and Douglas K. Bisch or each of them as proxies for the undersigned to represent the undersigned and vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 3201 Temple Avenue,
Pomona, California on Tuesday, November 17, 1998 at 2:00 P.M. PDT, and any adjournment(s) thereof, and instructs said proxies to vote as follows:

____ FOR the election of the following three nominees to the Company's Board of Directors: Robert S. Cope, Douglas K. Bisch, and Robert H. Bretz;

or

___ WITHHOLD authority to vote for all of the foregoing nominees. To withhold authority to vote for any individual nominee(s), enter the name of any such nominee(s) in the space provided below.

In their discretion to transact such other business as may properly come before the meeting.
PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY

THE PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS Dated this____ of_________, 1998

Signature of Shareholder

Signature of Shareholder

This Proxy should be dated, signed by the shareholder(s) exactly as the name is printed at the left, and returned promptly in the enclosed envelope. A person signing as a fiduciary or on behalf of a corporation should so indicate.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.